UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2006

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2006, Silicon Laboratories France, a French S.A.R.L. and a subsidiary of Silicon Laboratories Inc., and the shareholders of Silembia, a privately held company based in Rennes, France, entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which Silembia became a wholly-owned subsidiary of Silicon Laboratories France (the “Purchase”).  Silembia develops semiconductor intellectual property for digital demodulation and channel decoding.

Under the terms of the Purchase Agreement, Silicon Laboratories France acquired all of the outstanding capital stock of Silembia in exchange for approximately $20 million.  Of such consideration, $2.8 million was withheld as security for breaches of representations and warranties and certain other expressly enumerated matters.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

The press release announcing the Purchase is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

 10.1  Share Purchase Agreement, dated May 11, 2006, by and between Silicon Laboratories France and the shareholders of Silembia

 99.1  Press release of Silicon Laboratories Inc. dated May 15, 2006 entitled “Silicon Laboratories Acquires Silembia”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
(Registrant)

May 15, 2006	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr. INTERIM CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING OFFICER)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement, dated May 11, 2006, by and between Silicon Laboratories France and the shareholders of Silembia

99.1	Press release of Silicon Laboratories Inc. dated May 15, 2006